    Exhibit 99.1
CNH Industrial N.V. Reports Second Quarter 2024 Results
Second quarter consolidated revenue declined 16% on lower industry demand
Second quarter diluted EPS at $0.34; adjusted diluted EPS at $0.38 ($0.52 in the second quarter of 2023)
Results reflect continued execution of cost savings initiatives mitigating the impact of market headwinds
Returned $1.2 billion to shareholders through dividends and share repurchases in the first half of 2024
Full-year guidance updated to reflect weaker market conditions
Basildon, UK - July 31, 2024 - CNH Industrial N.V. (NYSE: CNH) today reported results for the three months ended June 30, 2024, with net income of $438 million and diluted earnings per share of $0.34 compared with net income of $710 million and diluted earnings per share of $0.52 for the three months ended June 30, 2023. Consolidated revenues were $5.49 billion (down approximately 16% compared to Q2 2023) and Net sales of Industrial Activities were $4.80 billion (down approximately 19% compared to Q2 2023). Net cash provided by operating activities was $379 million and Industrial Free Cash Flow generation was $140 million in Q2.
“I am thrilled to have rejoined the hardworking CNH team. I have long admired this leading company for its iconic brands and truly global presence. After spending my first weeks visiting our plants, dealers, and customers, I am impressed by the focus on advancing our brands’ distinctive positions, developing the product pipeline, accelerating our technology offerings, and turning around the construction business. I’m returning at a challenging point in our industries, and I appreciate the ongoing efforts that our employees have made this past quarter. We will continue to manage the business prudently through 2024 while positioning ourselves for 2025. I am confident in our success and look forward to presenting our strategy with you at an investor day in early 2025.”
Gerrit Marx, Chief Executive Officer

2024 Second Quarter Results
(all amounts $ million, comparison vs Q2 2023 - unless otherwise stated)

US-GAAP
	Q2 2024	Q2 2023	Change	Change at c.c.(1)
Consolidated revenue	5,488	6,567	(16)%	(16)%
of which Net sales of Industrial Activities	4,803	5,954	(19)%	(19)%
Net income	438	710	(38)%
Diluted EPS $	0.34	0.52	(0.18)
Cash flow provided/(used) in operating activities	379	(139)	+518
Cash and cash equivalents(2)	2,002	4,322	(2,320)
Gross profit margin of Industrial Activities	22.9%	25.0%	(210) bps

NON-GAAP(3)
	Q2 2024	Q2 2023	Change
Adjusted EBIT of Industrial Activities	536	822	(286)
Adjusted EBIT margin of Industrial Activities	11.2%	13.8%	(260) bps
Adjusted net income	485	711	(226)
Adjusted diluted EPS $	0.38	0.52	(0.14)
Free cash flow of Industrial Activities	140	386	(246)
The decline in Net sales of Industrial Activities is mainly due to lower shipments on decreased industry demand and reduced dealer inventory requirements. Price realization continued to be modestly favorable for Agriculture and essentially flat for Construction.
Adjusted net income was $485 million with adjusted diluted earnings per share of $0.38. In comparison, in Q2 2023, adjusted net income was $711 million with adjusted diluted earnings per share of $0.52.
Income tax expense was $95 million ($192 million in Q2 2023), and the effective tax rate (ETR) was 20.9% (22.9% in Q2 2023) with an adjusted ETR(3) of 21.0% for the second quarter (24.0% in Q2 2023). The Company forecasts full year 2024 adjusted ETR to be in the range of 24-26%(6).
Cash flow provided by operating activities in the quarter was $379 million ($139 million used in Q2 2023). Free cash flow of Industrial Activities was $140 million.
The Company’s restructuring program continued during the quarter according to plan, and CNH expects to achieve a run rate reduction of 10-15% on total labor and non-labor SG&A expenses. The Company has incurred a total of $114 million of restructuring charges through Q2 2024, including $53 million in 2023, and now expects to incur up to $180 million in total.

Agriculture
	Q2 2024	Q2 2023	Change	Change at c.c.(1)
Net sales ($ million)	3,913	4,890	(20)%	(19)%
Adjusted EBIT ($ million)	536	821	(285)
Adjusted EBIT margin	13.7%	16.8%	(310) bps
In North America, industry volume was down 11% year-over-year in the second quarter for tractors under 140 HP and was up 2% for tractors over 140 HP; combines were down 5%. In Europe, Middle East and Africa (EMEA), tractor and combine demand was down 10% and down 36%, respectively. South America tractor demand was down 10% and combine demand was down 26%, continuing the recent negative trend. Asia Pacific tractor demand was up 1% and combine demand was up 4%.
Agriculture net sales decreased for the quarter by 20% to $3.91 billion, primarily due to lower shipment volumes on decreased industry demand and dealer inventory requirements across all regions, partially offset by favorable price realization.
Gross profit margin was 24.4% (27.0% in Q2 2023), down 260 bps as a result of lower production volume and unfavorable mix. These were partially offset by price realization, primarily in North America, and improved purchasing and manufacturing costs.
Adjusted EBIT decreased to $536 million ($821 million in Q2 2023) driven by the lower industry volumes, partially offset by improved purchasing and manufacturing costs, and a continued reduction in SG&A expenses. R&D investments accounted for 5.5% of sales (4.9% in Q2 2023). Income from unconsolidated subsidiaries increased $15 million year-over-year. Adjusted EBIT margin was 13.7% (16.8% in Q2 2023).

Construction
	Q2 2024	Q2 2023	Change	Change at c.c.(1)
Net sales ($ million)	890	1,064	(16)%	(16)%
Adjusted EBIT ($ million)	60	72	(12)
Adjusted EBIT margin	6.7%	6.8%	(10) bps
Global industry volume for construction equipment decreased 5% year-over-year in the second quarter for Heavy construction equipment; Light construction equipment was down 4%. Aggregated demand decreased 15% in EMEA, was flat in North America, increased 30% in South America and decreased 6% in Asia Pacific.
Construction net sales decreased for the quarter by 16% to $890 million, due to lower volumes across all regions driven mainly by lower market demand.
Gross profit margin was 16.5%, up 50 bps compared to Q2 2023, mainly due to better purchasing and manufacturing costs, partially offset by unfavorable mix.
Adjusted EBIT was $60 million, a decrease of $12 million from $72 million in Q2 2023, as a result of lower volumes, mostly offset by improved product costs and lower SG&A expenses. Adjusted EBIT margin at 6.7% decreased by 10 bps year-over-year.

Financial Services
	Q2 2024	Q2 2023	Change	Change at c.c.(1)
Revenue ($ million)	687	603	+14%	+16%
Net income ($ million)	91	94	(3)
Equity at quarter-end ($ million)	2,843	2,534	+309
Retail loan originations ($ million)	2,864	2,770	+3%
Revenues of Financial Services increased 14% due to favorable volumes in all regions except EMEA and higher yields, primarily in North America, partially offset by lower used equipment sales due to decreased operating lease maturities.
Net income was $91 million in the second quarter of 2024, a decrease of $3 million compared to the same quarter of 2023, primarily due to increased risk costs driven by higher delinquencies in South America offsetting higher volumes and interest margin improvements globally.
The managed portfolio (including unconsolidated joint ventures) was $28.5 billion as of June 30, 2024 (of which retail was 65% and wholesale was 35%), up $2.5 billion compared to June 30, 2023 (up $3.3 billion on a constant currency basis).
At June 30, 2024, the receivables balance greater than 30 days past due as a percentage of receivables was 2.5% (1.8% as of June 30, 2023), with most of the growth in South America from the seasonal concentration of yearly payments owed by agricultural customers compounded by regional economic and environmental factors.

2024 Outlook
The Company forecasts that global industry retail sales will continue to be weaker in both the agriculture and construction equipment markets in the second half of 2024. CNH is continuing its efforts to improve through-cycle margins with its previously announced cost reduction programs focused on product costs and SG&A expenses to partially offset the impact of the lower industry demand.
As a result of the lower industry sales projections, the Company is updating its 2024 outlook as follows:
•Agriculture segment net sales(5) down between 15% and 20% year-over-year including currency translation effects (from down 11% to 15% previously)
•Agriculture segment adjusted EBIT margin between 13.0% and 14.0% (from between 13.5% and 14.5% previously)
•Construction segment net sales(5) down between 15% and 20% year-over-year including currency translation effects (from down 7% to 11% previously)
•Construction segment adjusted EBIT margin between 5.0% and 6.0% (unchanged)
•Free Cash Flow of Industrial Activities(6) between $0.7 and $0.9 billion (from between $1.1 to $1.3 billion previously)
•Adjusted diluted EPS(6) between $1.30 to $1.40 (from between $1.45 to $1.55 previously)
Change from Foreign Private Issuer to U.S. Domestic Filer
As of June 30, 2024, CNH has determined that it will no longer qualify as a foreign private issuer, as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as of January 1, 2025. As a result, effective as of January 1, 2025, the Company will no longer be eligible to use the rules designed for foreign private issuers and will be considered a U.S. domestic issuer. At that time, CNH will be required to comply with, among other things, U.S. proxy requirements and Regulation FD, and its officers, directors and shareholders owning more than 10% will become subject to the beneficial ownership reporting and short-swing profit recovery requirements in Section 16 of the Exchange Act. Starting with its third quarter 2022 results, CNH began voluntarily reporting its financial results under the periodic reporting forms for U.S. domestic filers. The Company will continue to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

Results for the Six Months Ended June 30, 2024
(all amounts $ million, comparison vs YTD Q2 2023 - unless otherwise stated)

US-GAAP
	YTD Q2 2024	YTD Q2 2023	Change	Change at c.c.(1)
Consolidated revenue	10,306	11,909	(13)%	(13)%
of which Net sales of Industrial Activities	8,934	10,730	(17)%	(17)%
Net income	840	1,196	(30)%
Diluted EPS $	0.66	0.88	(0.22)
Cash flow used in operating activities	(515)	(840)	+325
Cash and cash equivalents(2)	2,002	4,322	(2,320)
Gross profit margin of Industrial Activities	22.8%	24.8%	(200) bps

NON-GAAP(3)
	YTD Q2 2024	YTD Q2 2023	Change
Adjusted EBIT of Industrial Activities	941	1,377	(436)
Adjusted EBIT margin of Industrial Activities	10.5%	12.8%	(230) bps
Adjusted net income	906	1,186	(280)
Adjusted diluted EPS $	0.71	0.87	(0.16)
Free cash flow of Industrial Activities	(1,069)	(287)	(782)

Agriculture
	YTD Q2 2024	YTD Q2 2023	Change	Change at c.c.(1)
Net sales ($ million)	7,286	8,817	(17)%	(17)%
Adjusted EBIT ($ million)	957	1,391	(434)
Adjusted EBIT margin	13.1%	15.8%	(270) bps

Construction
	YTD Q2 2024	YTD Q2 2023	Change	Change at c.c.(1)
Net sales ($ million)	1,648	1,913	(14)%	(14)%
Adjusted EBIT ($ million)	111	116	(5)
Adjusted EBIT margin	6.7%	6.1%	+60 bps

Financial Services
	YTD Q2 2024	YTD Q2 2023	Change	Change at c.c.(1)
Revenue ($ million)	1,372	1,152	+19%	+19%
Net income ($ million)	209	172	+37

Notes
CNH reports quarterly and annual consolidated financial results under U.S. GAAP and annual consolidated financial results under EU-IFRS. The tables and discussion related to the financial results of the Company and its segments shown in this press release are prepared in accordance with U.S. GAAP.

1.c.c. means at constant currency.
2.Comparison vs. December 31, 2023
3.This item is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures. Refer to the specific table in the “Other Supplemental Financial Information” section of this press release for the reconciliation between the non-GAAP financial measure and the most comparable GAAP financial measure.
4.Certain financial information in this report has been presented by geographic area. Our geographical regions are: (a) North America; (b) Europe, Middle East and Africa (“EMEA”); (c) South America and (d) Asia Pacific. The geographic designations have the following meanings:
a.North America: United States, Canada, and Mexico;
b.Europe, Middle East, and Africa: member countries of the European Union, European Free Trade Association, the United Kingdom, Ukraine and Balkans, Russia, Turkey, Uzbekistan, Pakistan, the African continent, and the Middle East;
c.South America: Central and South America, and the Caribbean Islands; and
d.Asia Pacific: Continental Asia (including the India subcontinent), Indonesia and Oceania.
5.    Net sales reflecting the exchange rate of 1.09 EUR/USD.
6.    The Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Non-GAAP Financial Information
CNH monitors its operations through the use of several non-GAAP financial measures. CNH’s management believes that these non-GAAP financial measures provide useful and relevant information regarding its operating results and enhance the readers’ ability to assess CNH’s financial performance and financial position. Management uses these non-GAAP measures to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions as they provide additional transparency with respect to our core operations. These non-GAAP financial measures have no standardized meaning under U.S. GAAP and are unlikely to be comparable to other similarly titled measures used by other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP.
CNH’s non-GAAP financial measures are defined as follows:
•Adjusted EBIT of Industrial Activities under U.S. GAAP is defined as net income (loss) before the following items: Income taxes, Financial Services’ results, Industrial Activities’ interest expenses, net, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.
•Adjusted EBIT Margin of Industrial Activities: is computed by dividing Adjusted EBIT of Industrial Activities by Net Sales of Industrial Activities.
•Adjusted Net Income (Loss): is defined as net income (loss), less restructuring charges and non-recurring items, after tax.
•Adjusted Diluted EPS: is computed by dividing Adjusted Net Income (loss) attributable to CNH Industrial N.V. by a weighted average number of common shares outstanding during the period that takes into consideration potential common shares outstanding deriving from the CNH share-based payment awards, when inclusion is not anti-dilutive. When we provide guidance for adjusted diluted EPS, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end.
•Adjusted Income Tax (Expense) Benefit: is defined as income taxes less the tax effect of restructuring expenses and non-recurring items, and non-recurring tax charges or benefits.

•Adjusted Effective Tax Rate (Adjusted ETR): is computed by dividing a) adjusted income taxes by b) income (loss) before income taxes and equity in income of unconsolidated subsidiaries and affiliates, less restructuring expenses and non-recurring items.
•Net Cash (Debt) and Net Cash (Debt) of Industrial Activities: Net Cash (Debt) is defined as total debt less intersegment notes receivable, cash and cash equivalents, restricted cash, other current financial assets (primarily current securities, short-term deposits and investments towards high-credit rating counterparties) and derivative hedging debt. CNH provides the reconciliation of Net Cash (Debt) to Total (Debt), which is the most directly comparable measure included in the consolidated balance sheets. Due to different sources of cash flows used for the repayment of the debt between Industrial Activities and Financial Services (by cash from operations for Industrial Activities and by collection of financing receivables for Financial Services), management separately evaluates the cash flow performance of Industrial Activities using Net Cash (Debt) of Industrial Activities.
•Free Cash Flow of Industrial Activities (or Industrial Free Cash Flow): refers to Industrial Activities only, and is computed as consolidated cash flow from operating activities less: cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.
•Change excl. FX or Constant Currency: CNH discusses the fluctuations in revenues on a constant currency basis by applying the prior year average exchange rates to current year’s revenues expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations.
The tables attached to this press release provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.
Forward-looking Statements
All statements other than statements of historical fact contained in this press release including competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. Forward-looking statements also include statements regarding the future performance of CNH and its subsidiaries on a standalone basis. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.
Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of our markets, including the significant uncertainty caused by geopolitical events; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods-related products, changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs; volatility in international trade caused by the imposition of tariffs, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety or other aspects of our products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; price pressure on new and used equipment; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of CNH and its suppliers and dealers; security breaches with respect to our products; our pension plans and other post-employment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics (such as the COVID-19 pandemic), terrorist attacks in Europe and elsewhere; the remediation of a material weakness; our ability to realize the anticipated benefits from our business initiatives as part of our strategic plan; including targeted restructuring actions to optimize our cost structure and improve the efficiency of our operations; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing.
Forward-looking statements are based upon assumptions relating to the factors described in this press release, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside CNH’s control. CNH expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements in this announcement to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based.
Further information concerning CNH, including factors that potentially could materially affect its financial results, is included in the Company’s reports and filings with the U.S. Securities and Exchange Commission ("SEC").
All future written and oral forward-looking statements by CNH or persons acting on the behalf of CNH are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.
Additional factors could cause actual results to differ from those expressed or implied by the forward-looking statements included in the Company’s filings with the SEC (including, but not limited to, the factors discussed in our 2023 Annual Report and subsequent quarterly reports).

Conference Call and Webcast
Today, at 9:30 a.m. EDT (2:30 p.m. BST / 3:30 p.m. CEST), management will hold a conference call to present second quarter 2024 results to financial analysts and investors. The call can be followed live online at bit.ly/CNH_Q2_2024 and a recording will be available later on the Company’s website www.cnh.com. A presentation will be made available on the CNH website prior to the conference call.
CONTACTS
Media Inquiries – Laura Overall Tel +44 207 925 1964 or Rebecca Fabian Tel +1 312 515 2249
(Email mediarelations@cnh.com)

Investor Relations – Jason Omerza Tel +1 630 740 8079 or Federico Pavesi Tel +39 345 605 6218
(Email investor.relations@cnh.com)

CNH INDUSTRIAL N.V.
Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2024 and 2023
(Unaudited, U.S. GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
($ million)	2024	2023	2024	2023
Revenues
Net sales	4,803	5,954	8,934	10,730
Finance, interest and other income	685	613	1,372	1,179
Total Revenues	5,488	6,567	10,306	11,909
Costs and Expenses
Cost of goods sold	3,702	4,463	6,897	8,074
Selling, general and administrative expenses	461	485	872	923
Research and development expenses	237	269	465	500
Restructuring expenses	51	2	82	3
Interest expense	418	323	812	595
Other, net	165	187	322	350
Total Costs and Expenses	5,034	5,729	9,450	10,445

Income (loss) of Consolidated Group before Income Taxes	454	838	856	1,464
Income tax (expense) benefit	(95)	(192)	(172)	(365)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	79	64	156	97
Net Income (loss)	438	710	840	1,196
Net income attributable to noncontrolling interests	5	4	6	8
Net Income (loss) attributable to CNH Industrial N.V.	433	706	834	1,188

Earnings (loss) per share attributable to CNH Industrial N.V.
Basic	0.34	0.53	0.66	0.89
Diluted	0.34	0.52	0.66	0.88
Weighted average shares outstanding (in millions)
Basic	1,256	1,338	1,258	1,340
Diluted	1,260	1,355	1,267	1,357

Cash dividends declared per common share	0.470	0.396	0.470	0.396

These Consolidated Statements of Operations should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the Year Ended December 31, 2023 included in the Annual Report on Form 10-K. These Consolidated Statements of Operations represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Balance Sheets as of June 30, 2024 and December 31, 2023
(Unaudited, U.S. GAAP)

($ million)	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	2,002	4,322
Restricted cash	645	723
Financing receivables, net	23,868	24,249
Financial receivables from Iveco Group N.V.	230	380
Inventories, net	5,951	5,545
Property, plant and equipment, net and equipment under operating lease	3,263	3,330
Intangible assets, net	4,846	4,906
Other receivables and assets	3,154	2,896
Total Assets	43,959	46,351
Liabilities and Equity
Debt	26,808	27,326
Financial payables to Iveco Group N.V.	60	146
Other payables and liabilities	9,429	10,645
Total Liabilities	36,297	38,117
Redeemable noncontrolling interest	60	54
Equity	7,602	8,180
Total Liabilities and Equity	43,959	46,351

These Consolidated Balance Sheets should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2023 included in the Annual Report on Form 10-K. These Consolidated Balance Sheets represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Statement of Cash Flows for the Six Months Ended June 30, 2024 and 2023
(Unaudited, U.S. GAAP)

	Six Months Ended June 30,
($ million)	2024	2023
Cash Flows from Operating Activities
Net income (loss)	840	1,196
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense excluding assets under operating lease	207	178
Depreciation and amortization expense of assets under operating lease	92	92
(Gain) loss from disposal of assets	7	20
Undistributed (income) loss of unconsolidated subsidiaries	(79)	(46)
Other non-cash items	130	78
Changes in operating assets and liabilities:
Provisions	105	445
Deferred income taxes	(24)	(188)
Trade and financing receivables related to sales, net	(136)	(1,380)
Inventories, net	(495)	(1,379)
Trade payables	(638)	202
Other assets and liabilities	(524)	(58)
Net cash provided (used) by operating activities	(515)	(840)
Cash Flows from Investing Activities
Additions to retail receivables	(3,861)	(3,576)
Collections of retail receivables	3,287	2,995
Proceeds from sale of assets, net of assets sold under operating leases	1	1
Expenditures for property, plant and equipment and intangible assets, net of assets under operating lease	(206)	(224)
Expenditures for assets under operating lease	(214)	(237)
Other, net	64	(206)
Net cash provided (used) by investing activities	(929)	(1,247)
Cash Flows from Financing Activities
Net increase (decrease) in debt	415	1,535
Dividends paid	(594)	(529)
Other	(641)	(169)
Net cash provided (used) by financing activities	(820)	837
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(134)	46
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,398)	(1,204)
Cash, cash equivalents and restricted cash, beginning of year	5,045	5,129
Cash, cash equivalents and restricted cash, end of period	2,647	3,925

These Consolidated Statements of Cash Flow should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2023 included in the Annual Report on Form 10-K. These Consolidated Statements of Cash Flows represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Three Months Ended June 30, 2024 and 2023
(Unaudited, U.S. GAAP)

	Three Months Ended June 30, 2024					Three Months Ended June 30, 2023
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	4,803	—	—		4,803	5,954	—	—		5,954
Finance, interest and other income	29	687	(31)	(2)	685	47	603	(37)	(2)	613
Total Revenues	4,832	687	(31)		5,488	6,001	603	(37)		6,567
Costs and Expenses
Cost of goods sold	3,702	—	—		3,702	4,463	—	—		4,463
Selling, general and administrative expenses	374	87	—		461	434	51	—		485
Research and development expenses	237	—	—		237	269	—	—		269
Restructuring expenses	51	—	—		51	2	—	—		2
Interest expense	75	374	(31)	(3)	418	69	291	(37)	(3)	323
Other, net	49	116	—		165	42	145	—		187
Total Costs and Expenses	4,488	577	(31)		5,034	5,279	487	(37)		5,729
Income (loss) of Consolidated Group before Income Taxes	344	110	—		454	722	116	—		838
Income tax (expense) benefit	(72)	(23)	—		(95)	(166)	(26)	—		(192)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	75	4	—		79	60	4	—		64
Net Income (loss)	347	91	—		438	616	94	—		710
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Six Months Ended June 30, 2024 and 2023
(Unaudited, U.S. GAAP)

	Six Months Ended June 30, 2024					Six Months Ended June 30, 2023
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	8,934	—	—		8,934	10,730	—	—		10,730
Finance, interest and other income	71	1,372	(71)	(2)	1,372	104	1,152	(77)	(2)	1,179
Total Revenues	9,005	1,372	(71)		10,306	10,834	1,152	(77)		11,909
Costs and Expenses
Cost of goods sold	6,897	—	—		6,897	8,074	—	—		8,074
Selling, general and administrative expenses	716	156	—		872	821	102	—		923
Research and development expenses	465	—	—		465	500	—	—		500
Restructuring expenses	81	1	—		82	3	—	—		3
Interest expense	149	734	(71)	(3)	812	130	542	(77)	(3)	595
Other, net	83	239	—		322	62	288	—		350
Total Costs and Expenses	8,391	1,130	(71)		9,450	9,590	932	(77)		10,445
Income (loss) of Consolidated Group before Income Taxes	614	242	—		856	1,244	220	—		1,464
Income tax (expense) benefit	(130)	(42)	—		(172)	(310)	(55)	—		(365)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	147	9	—		156	90	7	—		97
Net Income (loss)	631	209	—		840	1,024	172	—		1,196
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Balance Sheets as of June 30, 2024 and December 31, 2023
(Unaudited, U.S. GAAP)

	June 30, 2024					December 31, 2023
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Assets
Cash and cash equivalents	1,619	383	—		2,002	3,532	790	—		4,322
Restricted cash	95	550	—		645	96	627	—		723
Financing receivables, net	226	24,178	(536)	(2)	23,868	393	24,539	(683)	(2)	24,249
Financial receivables from Iveco Group N.V.	149	81	—		230	302	78	—		380
Inventories, net	5,918	33	—		5,951	5,522	23	—		5,545
Property, plant and equipment, net and equipment on operating lease	1,942	1,321	—		3,263	1,951	1,379	—		3,330
Intangible assets, net	4,684	162	—		4,846	4,739	167	—		4,906
Other receivables and assets	2,995	522	(363)	(3)	3,154	2,706	536	(346)	(3)	2,896
Total Assets	17,628	27,230	(899)		43,959	19,241	28,139	(1,029)		46,351
Liabilities and Equity
Debt	4,463	23,017	(672)	(2)	26,808	4,433	23,721	(828)	(2)	27,326
Financial Payables to Iveco Group N.V.	4	56	—		60	6	140	—		146
Other payables and liabilities	8,342	1,314	(227)	(3)	9,429	9,357	1,489	(201)	(3)	10,645
Total Liabilities	12,809	24,387	(899)		36,297	13,796	25,350	(1,029)		38,117
Redeemable noncontrolling interest	60	—	—		60	54	—	—		54
Equity	4,759	2,843	—		7,602	5,391	2,789	—		8,180
Total Liabilities and Equity	17,628	27,230	(899)		43,959	19,241	28,139	(1,029)		46,351
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     This item includes the elimination of receivables/payables between Industrial Activities and Financial Services.
(3)    This item primarily represents the reclassification of deferred tax assets/liabilities in the same taxing jurisdiction and elimination of intercompany activity between Industrial Activities and Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Cash Flows for the Six Months Ended June 30, 2024 and 2023
(Unaudited, U.S. GAAP)

	Six Months Ended June 30, 2024					Six Months Ended June 30, 2023
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Cash Flows from Operating Activities
Net income (loss)	631	209	—		840	1,024	172	—		1,196
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense excluding assets under operating lease	205	2	—		207	176	2	—		178
Depreciation and amortization expense of assets under operating lease	4	88	—		92	3	89	—		92
(Gain) loss from disposal of assets, net	7	—	—		7	20	—	—		20
Undistributed (income) loss of unconsolidated subsidiaries	10	(9)	(80)	(2)	(79)	(35)	(7)	(4)	(2)	(46)
Other non-cash items, net	38	92	—		130	43	35	—		78
Changes in operating assets and liabilities:
Provisions	104	1	—		105	445	—	—		445
Deferred income taxes	25	(49)	—		(24)	(179)	(9)	—		(188)
Trade and financing receivables related to sales, net	(118)	(14)	(4)	(3)	(136)	(19)	(1,367)	6	(3)	(1,380)
Inventories, net	(642)	147	—		(495)	(1,567)	188	—		(1,379)
Trade payables	(586)	(56)	4	(3)	(638)	273	(66)	(5)	(3)	202
Other assets and liabilities	(515)	(9)	—		(524)	(134)	77	(1)	(3)	(58)
Net cash provided (used) by operating activities	(837)	402	(80)		(515)	50	(886)	(4)		(840)
Cash Flows from Investing Activities
Additions to retail receivables	—	(3,861)	—		(3,861)	—	(3,576)	—		(3,576)
Collections of retail receivables	—	3,287	—		3,287	—	2,995	—		2,995
Proceeds from sale of assets excluding assets sold under operating leases	1	—	—		1	1	—	—		1
Expenditures for property, plant and equipment and intangible assets excluding assets under operating lease	(206)	—	—		(206)	(221)	(3)	—		(224)
Expenditures for assets under operating lease	(11)	(203)	—		(214)	(9)	(228)	—		(237)
Other, net	317	(252)	(1)		64	137	(422)	79		(206)
Net cash provided (used) by investing activities	101	(1,029)	(1)		(929)	(92)	(1,234)	79		(1,247)
Cash Flows from Financing Activities
Net increase (decrease) in debt	153	262	—		415	(361)	1,896	—		1,535
Dividends paid	(594)	(80)	80	(2)	(594)	(529)	(4)	4	(2)	(529)
Other	(641)	(1)	1		(641)	(169)	79	(79)		(169)
Net cash provided (used) by financing activities	(1,082)	181	81		(820)	(1,059)	1,971	(75)		837
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(96)	(38)	—		(134)	37	9	—		46
Net increase (decrease) in cash and cash equivalents	(1,914)	(484)	—		(2,398)	(1,064)	(140)	—		(1,204)
Cash and cash equivalents, beginning of year	3,628	1,417	—		5,045	3,960	1,169	—		5,129
Cash and cash equivalents, end of period	1,714	933	—		2,647	2,896	1,029	—		3,925
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     This item includes the elimination of dividends from Financial Services to Industrial Activities, which are included in Industrial Activities net cash used in operating activities.
(3)     This item includes the elimination of certain minor activities between Industrial Activities and Financial Services.

Other Supplemental Financial Information
(Unaudited)

Adjusted EBIT of Industrial Activities by Segment
	Three Months Ended June 30,		Six Months Ended June 30,
($ million)	2024	2023	2024	2023
Industrial Activities segments
Agriculture	536	821	957	1,391
Construction	60	72	111	116
Unallocated items, eliminations and other	(60)	(71)	(127)	(130)
Total Adjusted EBIT of Industrial Activities	536	822	941	1,377

Reconciliation of Consolidated Net Income under U.S. GAAP to Adjusted EBIT of Industrial Activities
	Three Months Ended June 30,		Six Months Ended June 30,
($ million)	2024	2023	2024	2023
Net Income	438	710	840	1,196
Less: Consolidated income tax expense	(95)	(192)	(172)	(365)
Consolidated income before taxes	533	902	1,012	1,561
Less: Financial Services
Financial Services Net Income	91	94	209	172
Financial Services Income Taxes	23	26	42	55
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	46	22	78	26
Foreign exchange (gains) losses, net of Industrial Activities	4	—	4	6
Finance and non-service component of Pension and other post-employment benefit costs of Industrial Activities (1)	1	(1)	2	(2)
Adjustments for the following Industrial Activities items:
Restructuring expenses	51	2	81	3
Other discrete items(2)	15	17	15	10
Total Adjusted EBIT of Industrial Activities	536	822	941	1,377
(1) In the three and six months ended June 30, 2024 and 2023, this item includes the pre-tax gain of $6 million and $12 million, respectively, as a result of the amortization over the 4 years of the $101 million positive impact from the 2021 U.S. healthcare plan modification.
(2) In the three and six months ended June 30, 2024 this item includes a loss of $15 million on the sale of certain non-core product lines. In the three months ended June 30, 2023 this item included a loss of $17 million related to the sale of CNH Industrial Russia. In the six months ended June 30, 2023 this item included a gain of $13 million in relation to the fair value remeasurement of Augmenta and Bennamann, offset by a $23 million loss on the sale of CNH Industrial Russia and CNH Capital Russia.

Other Supplemental Financial Information
(Unaudited)

Reconciliation of Total (Debt) to Net Cash (Debt) under U.S. GAAP
	Consolidated		Industrial Activities		Financial Services
($ million)	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023
Third party (debt)	(26,808)	(27,326)	(4,143)	(4,132)	(22,665)	(23,194)
Intersegment notes payable	—	—	(320)	(301)	(352)	(527)
Financial payables to Iveco Group N.V.	(60)	(146)	(4)	(6)	(56)	(140)
Total (Debt)(1)	(26,868)	(27,472)	(4,467)	(4,439)	(23,073)	(23,861)
Cash and cash equivalents	2,002	4,322	1,619	3,532	383	790
Restricted cash	645	723	95	96	550	627
Intersegment notes receivable	—	—	352	527	320	301
Financial receivables from Iveco Group N.V.	230	380	149	302	81	78
Derivatives hedging debt	(58)	(41)	(35)	(34)	(23)	(7)
Net Cash (Debt)(2)	(24,049)	(22,088)	(2,287)	(16)	(21,762)	(22,072)
(1)    Total (Debt) of Industrial Activities includes Intersegment notes payable to Financial Services of $320 million and $301 million as of June 30, 2024 and December 31, 2023, respectively. Total (Debt) of Financial Services includes Intersegment notes payable to Industrial Activities of $352 million and $527 million as of June 30, 2024 and December 31, 2023, respectively.
(2)    The net intersegment receivable/(payable) balance recorded by Financial Services relating to Industrial Activities was $(32) million and $(226) million as of June 30, 2024 and December 31, 2023, respectively.

Reconciliation of Net Cash Provided (Used) by Operating Activities to Free Cash Flow of Industrial Activities under U.S. GAAP
Six Months Ended June 30,			Three Months Ended June 30,
2024	2023	($ million)	2024	2023
(515)	(840)	Net cash provided (used) by Operating Activities	379	(139)
(322)	890	Cash flows from Operating Activities of Financial Services, net of eliminations	(124)	732
(1)	4	Change in derivatives hedging debt of Industrial Activities and other	(1)	(3)
(11)	(9)	Investments in assets sold under operating lease assets of Industrial Activities	(7)	(5)
(206)	(221)	Investments in property, plant and equipment, and intangible assets of Industrial Activities	(110)	(131)
(14)	(111)	Other changes(1)	3	(68)
(1,069)	(287)	Free cash flow of Industrial Activities	140	386
(1)     This item primarily includes capital increases in intersegment investments and change in financial receivables.

Other Supplemental Financial Information
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted Income Tax (Expense) Benefit to Net Income (Loss) and Income Tax (Expense) Benefit and Calculation of Adjusted Diluted EPS and Adjusted ETR under U.S. GAAP

Six Months Ended June 30,			Three Months Ended June 30,
2024	2023	($ million)	2024	2023
840	1,196	Net income (loss)	438	710
85	1	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	60	13
(19)	(11)	Adjustments impacting Income tax (expense) benefit (b)	(13)	(12)
906	1,186	Adjusted net income (loss)	485	711
900	1,178	Adjusted net income (loss) attributable to CNH Industrial N.V.	480	707
1,267	1,357	Weighted average shares outstanding – diluted (million)	1,260	1,355
0.71	0.87	Adjusted diluted EPS ($)	0.38	0.52

856	1,464	Income (loss) of Consolidated Group before income tax (expense) benefit	454	838
85	1	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	60	13
941	1,465	Adjusted income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (A)	514	851

(172)	(365)	Income tax (expense) benefit	(95)	(192)
(19)	(11)	Adjustments impacting Income tax (expense) benefit (b)	(13)	(12)
(191)	(376)	Adjusted income tax (expense) benefit (B)	(108)	(204)

20.3%	25.7%	Adjusted Effective Tax Rate (Adjusted ETR) (C=B/A)	21.0%	24.0%

		a) Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates
82	3	Restructuring expenses	51	2
(12)	(12)	Pre-tax gain related to the 2021 modification of a healthcare plan in the U.S.	(6)	(6)
—	17	Loss on sale of Industrial Activities, Russia Operations	—	17
—	6	Loss on sale of Financial Services, Russia Operations	—	—
15	—	Sale of certain non-core product lines	15	—
—	(13)	Investment fair value adjustments	—	—
85	1	Total	60	13

		b) Adjustments impacting Income tax (expense) benefit
(19)	(11)	Tax effect of adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates	(13)	(12)
—	—	Adjustment to valuation allowances on deferred tax assets	—	—
(19)	(11)	Total	(13)	(12)